Exhibit 23.3

AUDIT ALLIANCE LLP®
A Top 18 Audit Firm
10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No : M90367663E

Tel: (65) 6227 5428
10 Anson Road #20-16 International Plaza Singapore 079903
Website : www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1 of our reports dated May 16, 2025, relating to the consolidated financial statements, which appear in Top Wealth Group Holding Limited’s Annual Report on Form 20-F for the year ended December 31, 2024.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Audit Alliance LLP

Singapore

November 20, 2025

Registered Office: 10 Anson Road #20-16 International Plaza Singapore 079903